  As filed with the Securities and Exchange Commission on September 25, 2000
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                          INFONET SERVICES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                           95-4148675
       (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)                Identification Number)
                         -----------------------------
                             2160 East Grand Avenue
                       El Segundo, California 90245-1022
          (Address of Principal Executive Offices including Zip Code)
                         -----------------------------
                            2000 OMNIBUS STOCK PLAN

                            (Full Title of the Plan)
                         -----------------------------

              ERNEST U. GAMBARO, ESQ.                                Copy to:
      Senior Vice President, General Counsel                 William J. Cernius, Esq.
                   and Secretary                                 LATHAM & WATKINS
           INFONET SERVICES CORPORATION               650 Town Center Drive, Twentieth Floor
              2160 East Grand Avenue                       Costa Mesa, California 92626
         El Segundo, California 90245-1022                                            (714) 540-1235
                  (310) 335-2600
                         -----------------------------

         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                         -----------------------------


----------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION  FEE
----------------------------------------------------------------------------------------------------------------------
                                                          Proposed            Proposed
                                       Amount             Maximum             Maximum
                                       to be           Offering Price        Aggregate           Amount of
                                   Registered (2)      Per Share (1)          Offering         Registration
                                                                             Price (1)              Fee
------------------------------------------------------------------------------------------------------------------------
Class B Common Stock                     6,000,000           $  9.81            $58,860,000      $   15,539
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on (i) the per share weighted average exercise price ($8.9918) of previously granted options under the 2000 Omnibus Stock Plan exercisable for 4,088,957 shares, plus (ii) the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on September 20, 2000 ($11.5625) for the 1,911,043 shares issuable under the 2000 Omnibus Stock Plan

(2) Represents 6,000,000 shares issuable under the 2000 Omnibus Stock Plan.

================================================================================
Proposed sale to take place as soon after the effective date of the Registration
                Statement as outstanding options are exercised.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents filed by us with the Commission are incorporated herein by reference:

     (a) The description of our Class B Common Stock, par value $.01 per share, contained in our registration statement on Form 8-A filed with the Commission on November 17, 1999 (Registration No. 001-15475 );

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (Registration No. 88799);

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999; and

     (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Named Experts and Counsel
         -------------------------

         The consolidated financial statements of Infonet Services Corporation and its subsidiaries appearing in the Company's Annual Report (Form 10-K) for the year ended March 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of that firm given upon its authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Our certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as our directors. Under the Delaware General Corporation Law, our directors have a fiduciary duty to us that is not eliminated by this provision of our certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the Delaware General Corporation Law for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or that involve intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Delaware General Corporation Law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         The Delaware General Corporation Law provides further that any indemnification will not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's bylaws, any agreement, a vote of stockholders or otherwise. Our certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ours or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding.

         We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We have liability insurance for our officers and directors.

         The Company has in effect insurance policies covering all of its directors and officers.

Item 7.  Exemption From Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         See Index to Exhibits on page 7.

Item 9.  Undertakings
         ------------

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 19, 2000.

                              INFONET SERVICES CORPORATION

                              By:   /s/ Jose A. Collazo
                                    ------------------------------------
                                    Jose A. Collazo, Chairman of the Board and
                                    President

                              By:    /s/ Akbar H. Firdosy
                                     ------------------------------------
                                     Akbar H. Firdosy, Vice President and
                                     Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Jose A. Collazo, Ernest U. Gambaro and Akbar H. Firdosy as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of September 19, 2000.

           Signature                                Title
           ---------                                -----


/s/ Jose A. Collazo                    Chairman of the Board and President
---------------------------------
Jose A. Collazo                        (Principal Executive Officer)

/s/ Akbar H. Firdosy                   Vice President and Chief Financial
---------------------------------
Akbar H. Firdosy                       Officer (Principal Financial Officer)

---------------------------------
Douglas Campbell                       Director

/s/ Eric M. deJong
---------------------------------
Eric M. deJong                         Director

/s/ Morgan Ekberg
---------------------------------
Morgan Ekberg                          Director

/s/ Timothy Hartman
---------------------------------
Timothy Hartman                        Director

/s/ Heinz Karrer
---------------------------------
Heinz Karrer                           Director

/s/ Masao Kojima
---------------------------------
Masao Kojima                           Director

/s/ Matthew O'Rourke
---------------------------------
Matthew O'Rourke                       Director

/s/ Rafael Sangrario
---------------------------------
Rafael Sangrario                       Director

                               INDEX TO EXHIBITS

EXHIBIT                                                                                            PAGE
-------                                                                                            ----
4.1       Restated Certificate of Incorporation.                                                  Note (1)

5.1       Opinion of Latham & Watkins.                                                                8

23.1      Consent of Latham & Watkins (included in Exhibit 5.1).                                      8

23.2      Consent of Deloitte & Touche LLP                                                            9

24        Power of Attorney (included in the signature page to this Registration                      6
          Statement).

__________________
(1) Incorporated by reference in the Company's Registration Statement on Form S-1 (No. 333-88799).